EXHIBIT 3.2










                       AMENDED AND RESTATED

                             BY-LAWS

                                OF

                   LIN BROADCASTING CORPORATION


                INCORPORATED UNDER THE LAWS OF THE
                        STATE OF DELAWARE






                (As amended through March 9, 1994)

                             BY-LAWS

                                OF

                   LIN BROADCASTING CORPORATION

                    _________________________

                            ARTICLE I

                     MEETING OF STOCKHOLDERS

SECTION 1.  Annual Meetings

     The annual meeting of the stockholders of LIN Broadcasting Corporation (hereinafter called the Corporation) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place in the City of New York, State of New York, as shall be fixed from time to time by the Board of Directors of the Corporation (hereinafter called the Board) and specified in the notice of such meeting at 10:30 o'clock in the forenoon on the last Tuesday in April of each year (or, if that day shall be a legal holiday at the place where such meeting is to be held, then on the next succeeding business day). Such annual meeting for any particular year may be held on such different day and at such different time and place (either within or without the State of Delaware) as shall be fixed by the Board and specified in the notice of such meeting.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days or more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section; and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.  Special Meetings

     A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or the Board. Special meetings of stockholders may be held either within or without the State of Delaware.

SECTION 3.  Notice of Meetings

     Except as otherwise required by law or by the Certificate of Incorporation of the Corporation, notice of each meeting of the stockholders shall be given at least 10 days before the day on which the meeting is to be held to each stockholder of record entitled to notice of, or to vote at, such meeting by mailing a copy of such notice in a postage prepaid envelope addressed to him at his last post office address appearing on the stock records of the Corporation. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every such notice shall state the time and place of the meeting and, in the case of a special meeting, shall state briefly the purposes for which it was called. Notice of any meeting need not be given to any stockholder who attends such meeting in person or by proxy. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given.

SECTION 4.  Quorum

     At each meeting of the stockholders, except as otherwise expressly required by law, if stockholders holding not less than a majority of the shares of stock of the Corporation issued, outstanding and entitled to be voted thereat are present in person or by proxy, they shall constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5.  Organization

     At each meeting of the stockholders, one of the following shall act as a chairman of the meeting and preside thereat, in the following order of precedence:

     (a)  the President;

     (b) any Vice President designated by the Board or the Executive Committee or the President to act as chairman of said meeting and to preside thereat; or

     (c) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

     The Secretary, or, if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 6.  Order of Business

     The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business at any meeting at which a quorum is present may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 7.  Voting

     Each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock of the Corporation which has voting power on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

     (a)  on the date fixed pursuant to the provisions of Section
5 of Article VI of these By-Laws as the record date for the determination of stockholders who shall be entitled to receive notice of, and to vote at, such meeting; or

     (b) in the event that no such record date shall have been so fixed, then at the date of such meeting; provided, however, that, except where the transfer books of the Corporation shall have been closed, no share of stock of the Corporation shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within 20 days next preceding such election of directors.

     Shares of its own stock belonging to the Corporation shall not be voted upon directly or indirectly. Any vote on stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary or to the secretary of the meeting.
The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise provided in these By-Laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. Except in the case of votes for the election of directors, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy.

SECTION 8.  List of Stockholders

     It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board, to prepare and make, at least 10 days before every meeting of the stockholders called to be held for the election of directors of the Corporation, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order by class and series thereof and showing the address of each stockholder and the number of shares of such class or series registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours for a period of at least 10 days prior to said meeting and election, either at a place within the city, town or village where said meeting and election are to be held and which place shall be specified in the notice of said meeting or, if not so specified, at the place where said meeting and election are to be held, and such list shall be produced and kept at the time and place of said meeting and election during the whole time thereof and shall be subject to the inspection of any stockholder who may be present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

SECTION 9.  Inspectors or Judges

     The Board, in advance of any meeting of stockholders, may appoint one or more inspectors or judges to act at such meeting or any adjournment thereof. If the inspectors or judges shall not be so appointed, or if any of them shall fail to appear or act, the chairman of such meeting shall appoint the inspectors or judges, or such replacement or replacements therefor, as the case may be. Such inspectors or judges, before entering on the discharge of their duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspectors or judges at meetings for which they are appointed. At such meeting, the inspectors or judges shall receive and take charge of the proxies and ballots and decide all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes. An inspector or judge need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector or judge on any questions other than a vote for or against his election to any position with the Corporation.

SECTION 10.  Procedures for Action by Written Consent

     The following procedures shall govern actions by written consent of stockholders:

     (a) Any action which may be taken at any meeting of stockholders may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     (b) A record date for determining stockholders entitled to express consent to stockholder action in writing without a meeting shall be fixed by the Board of Directors of the Corporation (a "Consent Record Date"). Any stockholder seeking to have the stockholders authorize or take action by written consent without a meeting shall give written notice either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, of such stockholder's intent to take action by written consent, which notice shall request the Board of Directors to fix a Consent Record Date. The Board of Directors shall, upon receipt of such notice, fix as the Consent Record Date a date no later than 30 days after the receipt of such notice or such later date as shall be requested by such stockholder.

     (c) Any action to be taken by written consent shall be effective only upon delivery to the Secretary of the Corporation within 60 days after the Consent Record Date of duly executed and valid written consents of the holder or holders of shares of outstanding stock of the Corporation having the requisite voting power to authorize or take such action.


                           ARTICLE II

                        BOARD OF DIRECTORS

SECTION 1.  General Powers

     The business and affairs of the Corporation shall be managed by the Board.

SECTION 2.  Number and Time of Holding Office

     Subject to the requirements of the laws of the State of Delaware, the Board may from time to time by the vote of the majority of the whole Board determine the number of directors. The term "whole Board" as used in the By-Laws shall mean the number of positions on the Board regardless of the number of directors then in office. Until the Board shall otherwise so determine, the number of directors shall be ten. Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected. Directors need not be stockholders.

SECTION 3.  Notification of Nominations

     Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.
Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to have been nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made after compliance with the foregoing procedure.

SECTION 4.  Election of Directors

     At each meeting of the stockholders for the election of directors at which a quorum is present the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

SECTION 5.  Organization and Order of Business

     At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence;

     (a)  the Chairman of the Board;
     (b)  the President; or
     (c) any director chosen by a majority of the directors present thereat.

     The Secretary, or, if he shall be absent from such meeting, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board shall be determined by the chairman of such meeting.

SECTION 6.  Resignations

     Any director may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board, the President or the Secretary. Except as specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 7.  Vacancies, etc.

     In case of any vacancy on the Board or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by the holders of shares of stock of the Corporation entitled to vote in respect thereof at an annual or special meeting of said holders or by a majority of the directors of the Corporation then in office though less than a quorum.

SECTION 8.  Place of Meeting

     The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 9.  Annual Meeting

     As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Unless the Board shall by resolution otherwise determine, such meeting shall be held at the time and place theretofore fixed by the Board for the next regular meeting of the Board, and no notice thereof need be given. If the Board shall determine that such meeting shall be held at a different place and time, notice thereof shall be given in the manner hereinafter provided for special meetings of the Board.

SECTION 10.  Regular Meetings

     Regular Meetings of the Board shall be held at such times as the Board shall from time to time determine. Notices of regular meetings need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be postponed until the same hour of the next succeeding business day.

SECTION 11.  Special Meetings; Notice

     Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or any two of the directors. A notice of each such special meeting shall be given as hereinafter in this Section provided, which notice shall specify the time and place of such meeting, but, except as otherwise expressly provided by law, the purposes thereof need not be stated in such notice. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business at least two days before the day on which such meeting is to be held or shall be sent addressed to him at such place by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director if waived by him in writing or by telegraph, cable, wireless or other form of recorded communication before, during or after such meeting or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.

SECTION 12.  Quorum and Manner of Acting

     Except as otherwise provided in these By-Laws or by law, 50% of the whole Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

SECTION 13.  Action by Consent

     Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.


                           ARTICLE III

                            COMMITTEES

SECTION 1.  Executive Committee; Number, Appointment, Term of
            Office, etc.

     The Board, by resolution adopted by a majority of the whole Board, may designate an Executive Committee consisting of the President of the Corporation and not less than two nor more than six of the other directors then in office. Each member of the Executive Committee shall continue to be a member thereof only so long as he remains a director and at the pleasure of a majority of the whole Board. Any vacancies on the Executive Committee may be filled by the majority of the whole Board. The term "whole Executive Committee" as used in these By-Laws shall mean the number of positions on the Executive Committee regardless of the number of members thereof then in the office.

SECTION 2.  Functions and Powers

     The Executive Committee, between meetings of the Board of Directors, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation; provided, however, that except as may be otherwise provided in the Delaware General Corporation Law as now or hereafter in effect, neither the Executive Committee nor any other committee of the Board shall have the power or authority of the Board in reference to (a) amending the Certificate of Incorporation, (b) adopting a plan of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the corporation other than in the usual and regular course of business, (d) recommending to the stockholders a voluntary dissolution or a revocation thereof, (e) amending these By-laws,
(f) declaring a dividend, or (g) authorizing the issuance of stock. The Executive Committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 3.  Organization

     At each meeting of the Executive Committee, one of the following shall act as chairman of the meeting and preside thereat in the following order of precedence:

     (a)  the President; or

     (b) any member of the Executive Committee chosen by a majority of the Executive Committee present thereat.

SECTION 4.  Meetings

     Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places within or without the State of Delaware as shall be fixed by resolution adopted by a majority of the whole Executive Committee and communicated to all its members. Special meetings of the Executive Committee shall be held whenever called by the President, the Secretary or any two members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given to each member thereof, addressed to him at his residence or usual place of business at least two days before the day on which such meeting is to be held by mail, telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not, however, be given to any member of the Executive Committee if waived by him in writing or by telegraph, cable, wireless or other form of recorded communication, before, during or after such meeting or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given if all the members of the Executive Committee shall be present thereat. The purposes of a meeting need not be specified in the notice or waiver of notice of any meeting. Subject to the provisions of these By-Laws, by resolution adopted by a majority of the whole Executive Committee, the Executive Committee shall fix its own rules or procedure, and it shall keep a record of its proceedings and report them to the Board at the next regular meeting thereof after such proceedings shall have been taken.

SECTION 5.  Quorum and Manner of Acting

     Except as otherwise provided in these By-Laws or by law, a majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

SECTION 6.  Resignations

     Any member of the Executive Committee may resign therefrom at any time by giving written notice of his resignation to the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board, the President or the Secretary; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 7.  Other Committees

     The Board, by resolution adopted by a majority of the whole Board, may designate one or more other committees, which shall in each case consist of such number of directors and shall have and may exercise such power of the Board for such periods as the Board may determine in the respective resolutions designating such committees or from time to time. A majority of all the members of any such committee may fix its rules of procedure, determine its action, fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall by resolution otherwise provide. Each member of any such committee shall continue to be a member thereof only so long as he remains a director and at the pleasure of a majority of the whole Board. Any vacancies on any such committee may be filled by a majority of the whole Board.


                           ARTICLE IV

                             OFFICERS

SECTION 1.  Titles

     The principal officers of the Corporation shall be a Chairman of the Board (who shall serve as the Chief Executive Officer of the Corporation), a President, one or more Vice Presidents (including Group Vice Presidents and other designations as the Board of Directors may from time to time determine), a Secretary, a Treasurer and a Controller. Other officers may be appointed in accordance with the provisions of
SECTION 3 of this ARTICLE IV. One person may hold the office and perform the duties of any two or more of such officers; provided, however, that the offices of President and Secretary shall not b held by the same individual.

SECTION 2.  Election, Term of Office and Qualifications

     The principal officers shall be elected annually by the Board of Directors. Each officer, except as may be appointed in accordance with the provisions of SECTION 3 of this ARTICLE IV, shall hold office until his successor shall have been chosen and shall qualify or until his death or until his earlier resignation or removal in the manner hereinafter provided. To qualify to serve as an officer of this Corporation, an individual shall, prior to his election, satisfy all conditions and qualifications set forth in these By-Laws and all applicable statutes, rules and regulations.

SECTION 3.  Additional Officers

     The Board of Directors may from time to time appoint such other officers and assistant officers as it may deem necessary, such officers to hold office for such period, have such authority and perform such duties as are provided in these By-laws or as the Board of Directors or the Chief Executive Officer may prescribe. The Board of Directors may delegate to any officer or agent the power to appoint and to remove any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

SECTION 4.  Removal

     Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5.  Resignations

     Any officer may resign at any time by giving written notice to the Chairman of the Board or to the President or to the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.  Vacancies

     A vacancy in any office because of death, resignation, removal or other causes shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for regular election or appointment to such office.

SECTION 7.  The Chairman of the Board

     The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general supervision over the policies and direction of the Corporation, subject to the control of the Board of Directors. He shall, when present, preside at all meetings of the Board of Directors and of the stockholders. In general, he shall perform all the duties incident to the office of the Chairman of the Board, shall give advice and counsel to the President and the other officers of the Corporation with respect to the policies and directions of the Corporation, shall supervise the selection of all banks and other financial and investment institutions which shall transact business with the Corporation, and shall perform such other duties as the Board of Directors may from time to time determine or as may be prescribed in these By-Laws. In the absence or inability to act of the Chairman of the Board, the President or a Vice President designated by the Chairman of the Board or, in the absence of a designation by him, by the Board of Directors, shall perform the duties of the Chairman of the Board.

SECTION 8.  The President

     The President shall be the chief operating officer of the Corporation and have general and active supervision over the business and affairs of the Corporation, subject to the control of the Chairman of the Board. In general, he shall perform all such duties as the Chairman of the Board or the Board of Directors may from time to time determine or as may be prescribed by these By-Laws. In the temporary absence or inability to act of the President, the Chairman of the Board or the Board of Directors may designate some other officer to perform the duties of the President.

SECTION 9.  Vice Presidents

     Each Vice President, including Group Vice Presidents and other designations of Vice Presidents, shall have such powers and perform such duties as may from time to time be assigned to him by the Chief Executive Officer, or by any other office to whom the right to prescribe such powers and duties has been delegated by the Chief Executive Officer or by the Board of Directors, or as may be prescribed in these By-Laws.

SECTION 10.  The Secretary

     The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be custodian of the seal of the Corporation and shall affix the seal (or a facsimile thereof) or cause it to be affixed to all certificates of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these By-Laws; shall have charge of the option records of the Corporation; shall see that all reports, statements and other documents required by law (other than reports, statements and documents relating to financial and tax matters) are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation; shall be responsible for monitoring compliance by the Corporation with equal employment opportunity laws, rules and regulations of the Corporation and governmental agencies; and, in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.

SECTION 11.  Assistant Secretaries

     The Assistant Secretaries shall perform such duties as from time to time may be assigned to them by the Chief Executive Officer, the Secretary or the Board of Directors. At the request of the Secretary or, in case of his absence or inability to act, at the request of the Chief Executive Officer, any Assistant Secretary may act in his place.

SECTION 12.  The Vice President - Finance

     The Vice President - Finance shall be the chief financial officer of the Corporation and in such capacity he shall have charge and custody of, and be responsible for, all funds of and securities owned by the Corporation, and shall deposit, withdraw and transfer all such funds in the name of the Corporation in such banks or other depositories which shall transact business with the Corporation; shall formulate the investment and financial policies of the Corporation for submission to the Chief Executive Officer; shall render a statement of the condition of the finances of the Corporation at all regular meetings of the Board and prepare a full financial report annually for delivery to the stockholders; shall receive and give receipt for monies due and payable to the Corporation from any source whatsoever; shall be responsible for the preparation and finalization of all accounting procedures and all financial budgets and projections of the Corporation and the preparation and filing of all tax returns and financial reports with governmental entities; and, in general, shall perform all the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board or Directors.

SECTION 13.  Treasurer

     The Treasurer shall have the charge and custody of, and shall supervise all transfers of, all the certificates representing capital stock of the Corporation and may sign, with any other proper officer of the Corporation, thereunto authorized, certificates representing capital stock of the Corporation; shall manage the relationships of the Corporation with all banks and other financial and investment institutions which shall transact business with the Corporation; and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.

SECTION 14.  Assistant Treasurers

     The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the Chief Executive Officer, the Treasurer or the Board of Directors. At the request of the Treasurer or, in case of his absence or inability to act, at the request of the Chief Executive Officer, any Assistant Treasurer may act in his place.

SECTION 15.  Controller

     The Controller shall be under the supervision of the Vice President - Finance and shall have primary responsibility for the accounting principles and procedures and internal controls to be followed by the Corporation; the collection of accounts receivable and payment of accounts payable; the preparation of periodic reports relating to profit and loss, capital budgets, and expenses; the coordination of the annual audit of the Corporation's financial condition and results of operations with the Corporation's independent accounting firm; accounting and recordkeeping with respect to each of the Corporation's various employee benefit and insurance plans; and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Vice President - Finance.

SECTION 16.  Salaries

     The salary of the Chairman of the Board shall be fixed from time to time by the Board of Directors or by any committee to which the power to fix such salary is delegated by the Board.
The salaries of all other officers, agents, factors and employees of the Corporation shall be fixed from time to time by the Chief Executive Officer. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by these By-Laws.


                            ARTICLE V


                 CONTRACTS, DEPOSITS AND PROXIES

SECTION 1.  Execution of Contracts, etc.

     Except as otherwise required by law or by these By-Laws, all the executive officers of the Corporation shall have power to execute and deliver any deeds, contracts, mortgages, bonds, debentures and other documents for and in the name of the Corporation. The Board may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to such specific instances as the Board may by resolution determine.

SECTION 2.  Deposits

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President shall direct in such banks, trust companies or other depositories as the Board may select or may be selected by any executive officer, or other officer or agent of the Corporation to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any executive officer or agent of the Corporation.

SECTION 3.  Proxies in Respect of Stock or Other Securities of
            Other Corporations

     Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, the Chairman of the Board, the President, or a Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chairman of the Board, the President, or a Vice President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                           ARTICLE VI

                   SHARES AND THEIR TRANSFER:
                       EXAMINATION OF BOOKS

SECTION 1.  Certificates for Stock

     Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number, class and series, if any, of shares of stock of the Corporation owned by him. The certificates representing shares of the respective classes and series, if any, of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the person who was at the time of signing the President, or a Vice President and by the person who was at the time of the signing the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and the seal of the Corporation shall be affixed thereto; provided, however, that where any such certificate is signed (a) by a transfer agent or assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature thereon of such President or Vice President and of such Treasurer or Assistant Treasurer or Secretary or Assistant Secretary and the seal of the Corporation affixed thereto may be facsimile. In case any officer or the officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number, class and series, if any, of shares represented by such certificates, respectively, the respective dates thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and a new certificate or certificates shall be issued in exchange for any existing certificate only after such existing certificate shall have been so cancelled, except in cases provided for in
Section 4 of this Article VI.

SECTION 2.  Transfer of Stock

     Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article VI provided, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Corporation or to the transfer agent or clerk making the transfer, shall be so expressed in the entry of transfer. The transfer agent or clerk shall inquire, prior to the transfer of shares of stock of the Corporation, whether such stock is to be owned of record or voted by or on behalf of an alien or foreign government, shall maintain a record of shares so owned or to be so voted, and shall not transfer any shares of stock upon the books of the Corporation if the result of such transfer would be that more than 25% of the stock would be so owned or voted.

SECTION 3.  Regulations

     The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 4.  Lost, Destroyed and Mutilated Certificates

     The Corporation may issue a new certificate of stock of the Corporation in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, or which shall have been mutilated, and the Board, in its discretion, may require the owner of such certificate, or his legal representatives, to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its uncontrolled discretion determine to be sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

SECTION 5.  Date for Determining Stockholders of Record

     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in any event within l0 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date of which the Board of Directors adopts the resolution taking such prior action.

SECTION 6.  Examination of Books and Records by Stockholders

     The Board of Directors shall, subject to any applicable statutes, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books or documents of the Corporation, or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by and only in accordance with the provisions of any such statute, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation entitled to vote in respect thereof.

SECTION 7.  Registered Stockholders

     The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of this Corporation as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

                           ARTICLE VII

                          OFFICES, ETC.

SECTION 1.  Principal Office

     The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New
Castle, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

SECTION 2.  Other Offices

     The Corporation may also have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as provided in these By-Laws or as the Board may from time to time appoint or as the business of the Corporation may require.

SECTION 3.  Books and Records

     Except as otherwise required by law, the Certificate of Incorporation of the Corporation or these By-Laws, the Corporation may keep the books and records of the Corporation in such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or the business of the Corporation may require.


                          ARTICLE VIII

                            DIVIDENDS

     Subject to the provisions of law, of the Certificate of Incorporation of the Corporation or these By-Laws, the Board may declare and pay dividends upon the shares of the stock of the Corporation either (a) out of its net assets in excess of its capital as computed in accordance with the provisions of the laws of the State of Delaware or (b) in case there shall be no such excess, out of its net profits for the fiscal year then current and/or the preceding fiscal year, whenever and in such amounts as, in the opinion of the Board, the condition of the affairs of the Corporation shall render it advisable.


                           ARTICLE IX

                               SEAL

     The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal Delaware 1961," or words and figures of similar import. The seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary, any Assistant Secretary or any other officer authorized by the Board.


                            ARTICLE X

                           FISCAL YEARS

     The fiscal year of the Corporation shall end on December 31 in each year.


                           ARTICLE XI

                        WAIVER OF NOTICES

     Whenever any notice whatever is required to be given by these By-Laws or by the Certificate of Incorporation of the Corporation or by the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                           ARTICLE XII

                         INDEMNIFICATION

SECTION 1.  Indemnification

     The Corporation shall to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) or by applicable law as then in effect indemnify and hold harmless any person (the "Indemnitee") who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) whether the basis of such Proceeding is alleged action in an official capacity as such a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, against all expenses (including attorneys' fees and ERISA excise taxes or penalties), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent; provided, however, except as provided in Section 4(d), the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding (or part thereof) that was commenced by such director or officer unless the Proceeding (or part thereof) was authorized or ratified by the Board. Such indemnification shall be a contract right and shall include the right to receive payment in advance for any expenses incurred by the Indemnitee in accordance with Section 4 of this Article..

SECTION 2.  Insurance, Contracts and Funding

     The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan, against any expenses, liabilities, losses, judgments, fines and amounts paid in settlement whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities, losses, judgments, fines or amounts paid in settlement under the Delaware General Corporation Law. The Corporation may enter into contracts with any person entitled to indemnification under this
Article in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 3.  Indemnification; Not Exclusive Right

     The indemnification provided for in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

SECTION 4.  Advancement of Expenses; Procedures; Presumptions and
            Effect of Certain Proceedings; Remedies

     In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

     (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

     (b) Procedure for Determination of Entitlement to Indemnification. To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

     (c) Presumptions. The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b) of this Article, and the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination that indemnification of the Indemnitee is proper in the circumstances prior to the commencement of a judicial proceeding under the provisions of Section 4(d) of this Article nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the Indemnitee is not entitled to indemnification shall be a defense to the judicial proceeding or create a presumption that the Indemnitee is not so entitled. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

     (d)  Remedies of Indemnitee.

     (i) If a claim under this Article is not paid in full by the Corporation within 60 days after a written request has been submitted to the Corporation in accordance with the provisions of
Section 4(b) of this Article or, in the case of a claim for an advancement of expenses, 20 days after the receipt by the Corporation of a statement requesting such advance in accordance with the provisions of Section 4(a) of this Article, then the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification in an appropriate court of the State of Delaware or any other court of competent jurisdiction.

     (ii) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Article.

     (iii)     In the event that the Indemnitee, pursuant to this
Section 4(d), seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication in whole or in part.

SECTION 5.  Effect of Amendments

     Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article (including, without limitation, this Section 5) shall adversely affect the rights of any director or officer under this Article with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such director or officer.

SECTION 6.  Severability

     If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 7.  Indemnification of Employees and Agents

     Notwithstanding any other provision or provisions of this Article, the Corporation may indemnify any person (other than a director or officer of the Corporation) who is or who was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees and ERISA excise taxes or penalties), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

SECTION 8.  Persons Serving Other Entities

     Any person who is or was a director, officer or employee of the Corporation who is or was serving (a) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses as provided under this Article.


                          ARTICLE XIII

                            AMENDMENTS

  These By-Laws may be amended, altered or repealed by the Board;
but any by-laws made by the Board may be altered, amended or repealed by the stockholders.